AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 15, 2004
                                REGISTRATION STATEMENT NO. 333-____________

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                                 FPL GROUP, INC.
             (Exact name of registrant as specified in its charter)
                                ----------------

         FLORIDA                                         59-2449419
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                       Identification No.)

                             700 UNIVERSE BOULEVARD
                            JUNO BEACH, FLORIDA 33408
               (Address of Principal Executive Office) (Zip Code)
                                ----------------
          FPL GROUP, INC. AMENDED AND RESTATED LONG TERM INCENTIVE PLAN
                            (Full title of the plans)

         DENNIS P. COYLE, ESQ.                      THOMAS R. MCGUIGAN, P.A.                   ROBERT J. REGER, JR., ESQ.
     GENERAL COUNSEL AND SECRETARY                  STEEL HECTOR & DAVIS LLP                    THELEN REID & PRIEST LLP
            FPL GROUP, INC.                         1900 PHILLIPS POINT WEST                        875 THIRD AVENUE
        700 UNIVERSE BOULEVARD                      777 SOUTH FLAGLER DRIVE                     NEW YORK, NEW YORK 10022
       JUNO BEACH, FLORIDA 33408                 WEST PALM BEACH, FLORIDA 33401                      (212) 603-2000
            (561) 694-4000                               (561) 650-7200

                   (Names and addresses of agents for service)
         (Telephone number, including area code, of agents for service)


                         CALCULATION OF REGISTRATION FEE
================================ ===================== ====================== ====================== ===========================
                                                            PROPOSED               PROPOSED
         TITLE OF EACH                  AMOUNT                MAXIMUM                MAXIMUM                 AMOUNT OF
      CLASS OF SECURITIES               TO BE             OFFERING PRICE            AGGREGATE               REGISTRATION
       TO BE REGISTERED               REGISTERED           PER SHARE (1)       OFFERING PRICE (1)               FEE
-------------------------------- --------------------- ---------------------- ---------------------- ---------------------------
Common Stock, $.01 par value        4,000,000 (2)             $62.99              $251,960,000              $31,923 (4)
Preferred Share Purchase Rights     4,000,000 (3)               N/A                    N/A
================================ ===================== ====================== ====================== ===========================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the high and low sale prices of the Common Stock on June 9, 2004 on the New York Stock Exchange Composite Tape.
(2) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also relates to such indeterminate number of additional shares of Common Stock of FPL Group, Inc. (the "Registrant") as may be issuable as a result of stock splits, stock dividends, recapitalizations, mergers, reorganizations, combinations or exchange of shares or other similar events.
(3) The Preferred Share Purchase Rights (the "Rights") are attached to and will trade with the Common Stock. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.
(4) Since no separate consideration is paid for the Rights, the registration fee for such securities is included in the registration fee for the Common Stock.

Pursuant to Rule 429 under the Securities Act, the prospectus relating to this Registration Statement will be used as a combined prospectus in connection with this Registration Statement and Registration Statement No. 33-57673

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission (the "Commission") in accordance with Section 8(a) of the Securities Act, and Rules 456 and 462 promulgated thereunder.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information.
------   ----------------

         Not required to be filed with the Commission.

Item 2.  Registrant Information and Employee Plan Annual Information.
------   -----------------------------------------------------------

         Not required to be filed with the Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
------   ---------------------------------------

         The following documents filed or to be filed by FPL Group, Inc. (the "Registrant") with the Commission are incorporated herein by reference:

         1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 2003;

         2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004; and

         3. The Registrant's Current Reports on Form 8-K filed with the Commission on March 1, 2004, March 12, 2004 and June 10, 2004.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement, to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
------   -------------------------

         GENERAL. The following statements describing the Registrant's Common Stock are not intended to be a complete description. For additional information, please see the Registrant's Restated Articles of Incorporation ("Charter") and its bylaws, which set forth the terms of the Common Stock. Please also see the Restated Articles of Incorporation of Florida Power & Light Company, and the Mortgage and Deed of Trust, dated as of January 1, 1944, between Florida Power & Light Company and Deutsche Bank Trust Company Americas, as trustee, as amended and supplemented (the "Mortgage"), which contain restrictions which may limit the ability of Florida Power & Light Company to pay dividends to FPL Group. Each of these documents has been previously filed with the Commission. Reference is also made to the laws of the State of Florida.

         The Registrant's authorized capital stock consists of 400,000,000 shares of common stock, $.01 par value (the "Common Stock"), and 100,000,000 shares of serial preferred stock, $.01 par value. As of May 28, 2004, 185,112,653 shares of Common Stock were issued and outstanding and no shares of serial preferred stock were issued and outstanding. See "Preferred Share Purchase Rights" below. The Common Stock has no preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions applicable thereto. The outstanding shares of Common Stock are, and when issued the shares offered hereby will be, fully paid and nonassessable.

         All outstanding Common Stock is listed on the NYSE and trades under the symbol "FPL." The registrar and transfer agent for the Common Stock is Computershare Investor Services, LLC.

         A number of provisions that are in the Registrant's Charter and bylaws will make it difficult for another company to acquire the Registrant and for a holder of the Registrant's Common Stock to receive any related takeover premium for its shares. See "--Voting Rights and Non-Cumulative Voting" and "--Preferred Share Purchase Rights" below.

         DIVIDEND RIGHTS. Each share of Common Stock is entitled to participate equally with respect to dividends declared on the Common Stock out of funds legally available for the payment thereof.

         The Registrant's Charter does not limit the dividends that can be paid on the Common Stock. However, as a practical matter, the ability of the Registrant to pay dividends on the Common Stock is dependent upon dividends paid to it by its subsidiaries, primarily Florida Power & Light Company ("FPL"). FPL's ability to pay dividends is limited by restrictions contained in FPL's Restated Articles of Incorporation and in the Mortgage. However, these restrictions do not currently limit FPL's ability to pay dividends to the Registrant from its retained earnings.

         FPL Group Capital Inc ("FPL Group Capital"), a subsidiary of the Registrant, has issued junior subordinated debentures in connection with preferred trust securities previously issued by FPL Group Capital Trust I, which junior subordinated debentures are guaranteed by the Registrant. FPL Group Capital has a right, from time to time, to delay interest payments on its outstanding junior subordinated debentures for an extension period of up to 20 consecutive quarters. The Registrant and/or FPL Group Capital may issue, from time to time, additional junior subordinated debentures in connection with the issuance of additional preferred trust securities. The Registrant and/or FPL Group Capital may have a similar right to delay interest payments for those additional junior subordinated debentures. If FPL Group Capital and/or the Registrant exercises any right to delay an interest payment, the Registrant would not be able to pay dividends on its common stock or preferred stock during the extension period with certain limited exceptions.

         In addition, the Registrant has issued stock purchase contracts, as a component of stock purchase units, which require the Registrant to make periodic contract adjustment payments to the holders of the stock purchase units. The Registrant has a right to delay these payments during the term of the stock purchase contracts. The Registrant may issue, from time to time, additional stock purchase contracts as a component of stock purchase units. The Registrant may have a similar right to delay contract adjustment payments on these additional stock purchase contracts. If the Registrant exercises any right to delay a contract adjustment payment, it will not be able to pay dividends on its common stock or preferred stock during the period such payments are delayed with certain limited exceptions.

         VOTING RIGHTS AND NON-CUMULATIVE VOTING. In general, the holders of the Registrant's Common Stock are entitled to one vote per share for the election of directors and for other corporate purposes. The Charter:

         (1) permits the shareholders to remove a director only for cause and only by the affirmative vote of 75% in voting power of the outstanding shares of Common Stock and other outstanding voting stock, voting as a class;

         (2) provides that a vacancy on the Board of Directors may be filled only by the remaining directors;

         (3) permits shareholders to take action only at an annual meeting, or a special meeting duly called by certain officers, the Board of Directors or the holders of a majority in voting power of the outstanding shares of voting stock entitled to vote on the matter;

         (4) requires the affirmative vote of 75% in voting power of the outstanding shares of voting stock to approve certain Business Combinations (as defined below) with an Interested Shareholder (as defined below) or its affiliate, unless approved by a majority of the Continuing Directors (as defined below) or, in certain cases, unless certain minimum price and procedural requirements are met; and

         (5) requires the affirmative vote of 75% in voting power of the outstanding shares of voting stock to amend the bylaws or to amend certain provisions of the Charter including those provisions discussed in (1) through
(4) above.

         Such provisions may have significant effects on the ability of the shareholders to change the composition of an incumbent Board of Directors or to benefit from certain transactions which are opposed by an incumbent Board of Directors.

         The term "Interested Shareholder" is defined in the Charter to include a security holder who owns 10% or more in voting power of the outstanding shares of voting stock, and the term "Continuing Director" is defined in the Charter to include any director who is not an affiliate of an Interested Shareholder. The above provisions dealing with Business Combinations involving the Registrant and an Interested Shareholder may discriminate against a security holder who becomes an Interested Shareholder by reason of the beneficial ownership of such amount of common or other voting stock. The term "Business Combination" is defined in the Charter to include:

         (1) any merger or consolidation of the Registrant or any direct or indirect majority-owned subsidiary with (a) an Interested Shareholder or (b) any other corporation which is, or after such merger or consolidation would be, an affiliate of an Interested Shareholder;

         (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition in one transaction or a series of transactions to or with any Interested Shareholder or any affiliate of an Interested Shareholder of assets of the Registrant or any direct or indirect majority-owned subsidiary having an aggregate fair market value of $10,000,000 or more;

         (3) the issuance or transfer by the Registrant or any direct or indirect majority-owned subsidiary in one transaction or a series of transactions of any securities of the Registrant or any subsidiary to any Interested Shareholder or any affiliate of any Interested Shareholder in exchange for cash, securities or other property, or a combination thereof, having an aggregate fair market value of $10,000,000 or more;

         (4) the adoption of any plan or proposal for the liquidation or dissolution of the Registrant proposed by or on behalf of an Interested Shareholder or an affiliate of an Interested Shareholder; or

         (5) any reclassification of securities, including any reverse stock split, or recapitalization, of the Registrant, or any merger or consolidation of the Registrant with any of its direct or indirect majority-owned subsidiaries or any other transaction which has the direct or indirect effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Registrant or any direct or indirect wholly-owned subsidiary which is directly or indirectly owned by any Interested Shareholder or any affiliate of any Interested Shareholder.

         The holders of Common Stock do not have cumulative voting rights, and therefore the holders of more than 50% of a quorum (majority) of the outstanding shares of Common Stock can elect all of the Registrant's directors. Unless otherwise provided in the Charter or the bylaws or in accordance with applicable law, the affirmative vote of a majority of the total number of shares represented at a meeting and entitled to vote is required for shareholder action on a matter.

         Voting rights for the election of directors or otherwise, if any, for any series of the serial preferred stock, will be established by the Board of Directors when such series is issued.

         LIQUIDATION RIGHTS. After satisfaction of creditors and payments due the holders of serial preferred stock, if any, the holders of Common Stock are entitled to share ratably in the distribution of all remaining assets.

         PREFERRED SHARE PURCHASE RIGHTS. The following statements describing the Registrant's preferred share purchase rights (each, a "Right") are not intended to be a complete description. For additional information, please see the form of Rights Agreement, dated as of July 1, 1996, between the Registrant and Computershare Investor Services, LLC, as successor Rights Agent, as amended, which sets forth the terms of the Rights. The Rights Agreement and amendments thereto have been previously filed with the Commission.

         On June 17, 1996, the Registrant's Board of Directors declared a dividend of one Right for each outstanding share of Common Stock. Thereafter, until the Distribution Date (as defined below), the Registrant will issue one Right with each newly issued share of Common Stock. Each Right (prior to the expiration or redemption of the Rights) will entitle the holder thereof to purchase from the Registrant one-hundredth of a share of the Registrant's Series A Junior Participating Preferred Stock, $.0l par value ("Junior Preferred Shares"), at an exercise price of $120 per Right ("Purchase Price"), subject to adjustment. Until the Distribution Date, the Rights are represented by the shares of Common Stock, and are not exercisable or transferable apart from the Common Stock. The "Distribution Date" is the earlier to occur of:

         (1) the tenth day after the public announcement that a person or group has acquired beneficial ownership of 10% or more of the Common Stock, or

         (2) the tenth business day after a person commences, or announces an intention to commence, a tender or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 10% or more of the Common Stock. At any time before a person or group becomes a 10% holder, the Board of Directors may extend the 10-day period.

         Separate certificates evidencing the Rights will be mailed to holders of the Common Stock as of the close of business on the Distribution Date. The Rights are exercisable at any time after the Distribution Date, unless earlier redeemed, or exchanged, and could then begin trading separately from the Common Stock. The Rights do not have any voting rights and are not entitled to dividends.

         If a person or group becomes a 10% holder, each Right not owned by the 10% holder would become exercisable for the number of shares of Common Stock which, at that time, would have a market value of two times the exercise price of the Right. In the event that the Registrant is acquired in a merger or other business combination transaction, or 50% or more of the Registrant's assets or earning power are sold or otherwise transferred, after a person or group has become a 10% holder, each Right will entitle its holder to purchase, at the exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right.

         The Rights are redeemable by the Registrant's Board of Directors in whole, but not in part, at $.01 per Right at any time prior to the time that a person or group acquires beneficial ownership of 10% or more of the outstanding Common Stock. The Rights will expire on June 30, 2006 (unless the expiration date is extended or the Rights are earlier redeemed or exchanged as described below).

         The Purchase Price, and the number of Junior Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution

         (1) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Junior Preferred Shares,

         (2) as a result of the grant to holders of Junior Preferred Shares of certain rights or warrants to subscribe for or purchase Junior Preferred Shares at a price, or securities convertible into Junior Preferred Shares with a conversion price, at less than the current market price of Junior Preferred Shares, or

         (3) as a result of the distribution to holders of Junior Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Junior Preferred Shares) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. The number of Rights and the number of Junior Preferred Shares purchasable upon exercise of each Right are also subject to adjustment in the event of a stock split, subdivision, consolidation, combination or common stock dividend on the Common Stock prior to the Distribution Date.

         The Registrant's Board of Directors may exchange the Rights at an exchange ratio of one share of Common Stock per Right at any time that is (1) after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 10% or more of the outstanding Common Stock; and (2) before the acquisition by a person or group of 50% or more of the outstanding Common Stock.

         The Rights have anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Registrant without conditioning the offer on the redemption of the Rights or on the acquisition of a certain number of Rights. The Rights beneficially owned by that person or group may become null and void. The Rights should not interfere with any merger or other business combination approved by the Registrant's Board of Directors, since the Rights may be redeemed by the Registrant at $.01 per Right prior to the time that a person or group has acquired beneficial ownership of 10% or more of the Common Stock.

         The Junior Preferred Shares purchasable upon exercise of the Rights will be entitled to cumulative quarterly dividends in preference to the Common Stock at a rate per share equal to the greater of $10 and 100 times the dividend declared on the Common Stock for such quarter. In the event of any merger, consolidation or other transaction in which the shares of Common Stock are exchanged, each Junior Preferred Share will be entitled to receive 100 times the amount and type of consideration received per share of Common Stock. In the event of a liquidation of the Registrant, the holders of Junior Preferred Shares will be entitled to receive in preference to the Common Stock the greater of $100 per share and 100 times the payment made per share of Common Stock. The Registrant has the right to issue other serial preferred stock ranking prior to the Junior Preferred Shares with respect to dividend and liquidation preferences. The Junior Preferred Shares will be redeemable after June 30, 2006, at the Registrant's option, in whole or in part, at a redemption price per share equal to the greater of (1) the per share Purchase Price, and (2) the then current market price of a Junior Preferred Share.

         Each Junior Preferred Share will have 100 votes on all matters submitted to a vote of the shareholders of the Registrant, voting together with the Common Stock. The rights of the Junior Preferred Shares as to dividends, liquidation, redemption and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions. Because of the nature of the dividend, liquidation, redemption and voting rights of the Junior Preferred Shares, the value of the interest in a Junior Preferred Share purchasable upon the exercise of each Right should approximate the value of one share of Common Stock.

         The Registrant's Board of Directors may amend the Rights Agreement and the Rights, without the consent of the holders of the Rights. However, any amendment adopted after a person or group becomes a 10% holder may not adversely affect the interests of holders of Rights. The 10% holder level discussed above is subject to certain exceptions.

Item 5.  Interests of Named Experts and Counsel.
------   --------------------------------------

         None.

Item 6.  Indemnification of Directors and Officers.
------   -----------------------------------------

         Section 607.0850 of the Florida Statutes generally permits the Registrant to indemnify its directors, officers, employees or other agents who are subject to any third-party actions because of their service to the Registrant if such persons acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Registrant. If the proceeding is a criminal one, such person must also have had no reasonable cause to believe his conduct was unlawful. In addition, the Registrant may indemnify its directors, officers, employees or other agents who are subject to derivative actions against expenses and amounts paid in settlement which do not exceed, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, including any appeal thereof, actually and reasonably incurred in connection with the defense or settlement of such proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant. To the extent that a director, officer, employee or other agent is successful on the merits or otherwise in defense of a third-party or derivative action, such person will be indemnified against expenses actually and reasonably incurred in connection therewith. This Section also permits the Registrant to further indemnify such persons by other means unless a judgment or other final adjudication establishes that such person's actions or omissions which were material to the cause of action constitute (1) a crime (unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it unlawful), (2) a transaction from which he derived an improper personal benefit, (3) an action in violation of Florida Statutes Section
607.0834 (unlawful distributions to shareholders), or (4) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         Furthermore, Florida Statutes Section 607.0831 provides, in general, that no director shall be personally liable for monetary damages to a corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitutes (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (iii) a circumstance under which the liability provisions of Florida Statutes Section 607.0834 are applicable, (iv) in a proceeding by or in the right of a corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct, or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. The term "recklessness," as used above, means the action, or omission to act, in conscious disregard of a risk: (a) known, or so obvious that it should have been known, to the director; and (b) known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.

         The Registrant's Bylaws provide generally that the Registrant shall, to the fullest extent permitted by law, indemnify all directors and officers of the Registrant, directors, officers, or other employees serving as a fiduciary of an employee benefit plan of the Registrant, as well as any employees or agents of the Registrant or other persons serving at the request of the Registrant in any capacity with any entity or enterprise other than the Registrant to whom the Registrant has agreed to grant indemnification (each, an "Indemnified Person") to the extent that any such person is made a party or threatened to be made a party or called as a witness or is otherwise involved in any action, suit, or proceeding in connection with his status as an Indemnified Person. Such indemnification covers all expenses incurred by any Indemnified Person (including attorneys' fees) and all liabilities and losses (including judgments, fines and amounts to be paid in settlement) incurred thereby in connection with any such action, suit or proceeding.

         In addition, the Registrant carries insurance permitted by the laws of Florida on behalf of directors, officers, employees or agents which may cover, among other things, liabilities under the Securities Act.

Item 7.  Exemption from Registration Claimed.
------   -----------------------------------

         Not applicable.

Item 8.  Exhibits.
------   --------

         *4(a) Restated Articles of Incorporation of the Registrant dated December 31, 1984, as amended through December 17, 1990 (filed as Exhibit 4(a) to Post-Effective Amendment No. 5 to Form S-8, File No. 33-18669).

         *4(b) Amendment to the Registrant's Restated Articles of Incorporation dated June 27, 1996 (filed as Exhibit 3 to Form 10-Q for the quarter ended June 30, 1996, File No. 1-8841).

         *4(c) Amendment to the Registrant's Restated Articles of Incorporation dated May 26, 2004 (filed as Exhibit 4(c) to Form S-3, File Nos. 333-116209, 333-116209-01, 333-116209-02,
                  333-116209-03, 333-116209-04 and 333-116209-05).

         *4(d) Bylaws of the Registrant as amended February 12, 2001 (filed as Exhibit 3(ii)a to Form 10-K for the year ended
                  December 31, 2000, File No. 1-8841).

         *4(e) Form of Rights Agreement, dated as of July 1, 1996, between the Registrant and EquiServe Trust Company, N.A., as successor to Fleet National Bank (formerly known as The First National Bank of Boston), as Rights Agent (filed as Exhibit 4 to Form 8-K dated June 17, 1996, File No. 1-8841).

         *4(f) Second Amendment to Rights Agreement, dated as of December 26, 2002, between the Registrant and EquiServe Trust Company, N.A. as successor to Fleet National Bank (formerly known as The First National Bank of Boston), as Rights Agent (filed as
                  Exhibit 3 to Form 8-A/A dated January 3, 2003, File No.
                  1-8841).

         *4(g) Third Amendment to Rights Agreement, dated as of January 1, 2004, among the Registrant, Computershare Investor Services, LLC as successor Rights Agent, and EquiServe Trust Company, N.A. as predecessor Rights Agent (filed as Exhibit 4 to Form 8-A/A dated December 19, 2003, File No. 1-8841).

          4(h) Amended and Restated Long Term Incentive Plan, effective December 20, 2002.

          4(i) Amended and Restated Long Term Incentive Plan, effective May 21, 2004.

          5       Opinion of Steel Hector & Davis LLP.

          23(a)   Consent of Deloitte & Touche LLP.

          23(b) Consent of Steel Hector & Davis LLP (included in Exhibit 5 to this Registration Statement).

          24 Power of Attorney (included on signature pages of this Registration Statement).

         * Incorporated by reference as indicated.

Item 9.  Undertakings.
------   ------------

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement,

provided, however, that the Registrant need not file a post-effective amendment to include the information required to be included by subsection (i) or (ii) if the Registration Statement is on Form S-8 or Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         Each director and/or officer of the Registrant whose signature appears below hereby appoints the agents for service named in this Registration Statement, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Commission any and all amendments, including post-effective amendments, to this Registration Statement, and the Registrant hereby also appoints each such agent for service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Juno Beach, State of Florida on the 15th day of June, 2004.

                                 FPL GROUP, INC.

                                 By:   /s/  Lewis Hay III
                                       ---------------------------------------
                                      Lewis Hay III
                                      Chairman of the Board, President, Chief
                                      Executive Officer and Director


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                 Title                                        Date
---------                                 -----                                        ----

/s/  Lewis Hay III                        Chairman of the Board, President,            June 15, 2004
---------------------------------------   Chief Executive Officer and Director
Lewis Hay III                             (Principal Executive Officer)

/s/  Moray P. Dewhurst                    Vice President, Finance and Chief            June 15, 2004
---------------------------------------   Financial Officer (Principal Financial
Moray P. Dewhurst                         Officer)

/s/  K. Michael Davis                     Controller and Chief Accounting Officer      June 15, 2004
---------------------------------------   (Principal Accounting Officer)
K. Michael Davis

/s/  H. Jesse Arnelle                     Director                                     June 15, 2004
---------------------------------------
H. Jesse Arnelle

/s/  Sherry S. Barrat                     Director                                     June 15, 2004
---------------------------------------
Sherry S. Barrat





Signature                                 Title                                        Date
---------                                 -----                                        ----

/s/  Robert M. Beall, II                  Director                                     June 15, 2004
---------------------------------------
Robert M. Beall, II

/s/  J. Hyatt Brown                       Director                                     June 15, 2004
---------------------------------------
J. Hyatt Brown

/s/  James L. Camaren                     Director                                     June 15, 2004
---------------------------------------
James L. Camaren

/s/  Frederic V. Malek                    Director                                     June 15, 2004
---------------------------------------
Frederic V. Malek

/s/  Michael H. Thaman                    Director                                     June 15, 2004
---------------------------------------
Michael H. Thaman

/s/  Paul R. Tregurtha                    Director                                     June 15, 2004
---------------------------------------
Paul R. Tregurtha

/s/  Frank G. Zarb                        Director                                     June 15, 2004
---------------------------------------
Frank G. Zarb


                                  EXHIBIT INDEX

EXHIBIT
   NO.
-------

4(h)     Amended and Restated Long Term Incentive Plan, effective December 20,
         2002.

4(i)     Amended and Restated Long Term Incentive Plan, effective May 21, 2004.

5        Opinion of Steel Hector & Davis LLP.

23(a)    Consent of Deloitte & Touche LLP.

23(b) Consent of Steel Hector & Davis LLP (included in Exhibit 5 to this Registration Statement).

24       Power of Attorney (included on signature pages of this Registration
         Statement).